                                                                                    Exhibit 10.42
TRIPLE NET COMMERCIAL LEASE

This Triple Net Lease is made and entered into this 7th day of September, 2000, at Pensacola, Florida, by and between CORDOVA ASSOCIATES, LLC, a Florida limited liability company or its assigns, (hereinafter referred to as “Lessor”), and NT Corporation, a Delaware corporation, (hereinafter referred to as “Lessee”).

WITNESSETH:

WHEREAS, Lessor is the owner of an 80,000 square foot building located on the property described in Exhibit A, attached and incorporated by reference and which building, together with the parking facilities specifically assigned to Lessee as described herein are hereinafter referred to as “Leased Premises”.

WHEREAS, Lessee desires to lease the Leased Premises from the Lessor and Lessee desires to lease the Leased Premises to the Lessee;

NOW THEREFORE, in consideration of the foregoing and in consideration of their covenants, terms, and conditions hereinafter expressed, the parties hereto agree as follows.

ARTICLE I
DESCRIPTION, USE, TERM, AND RENT

1.01
Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Leased Premises; to be used only as an office building and corporate headquarters for Lessee’s communications business and in accordance with uses normally incident thereto and for no other purpose, for the term of 180 months, commencing on the Commencement Date (which shall be the earlier of the date Lessee first occupies any portion of the Leased Premises or the date a certificate of occupancy is issued for the Lessee’s initial occupancy), and ending on the 15th annual anniversary of the Commencement Date which is the “Expiration Date”. For the first five (5) years of the term the annual rental shall be $16.00 per square foot of the Leased Premises; for the second five (5) years of the term (years 6-10 inclusive) the annual rental shall be $17.50. per square foot of the Leased Premises; and for the third five (5) years of the term (years 11-15, inclusive) the annual rental shall be $19.00 per square foot of the Leased Premises; and throughout the term all rental payments shall be net of all taxes, maintenance, and insurance, all of which shall be paid by Lessee. Annual rental shall be paid by Lessee in equal monthly installments along with any and all applicable sales or use taxes.

1.02
The parties acknowledge that the Leased Premises consists of 80,000 square feet. Beginning on the Commencement Date rental shall be based on 40,000 square feet until the earlier of: (i) the date Lessee occupies any portion of the remaining 40,000 square feet; or (ii) the date a certificate of occupancy is issued for Lessee’s occupancy of such remaining 40,000 square feet, at which time rental shall be based on 80,000 square feet.

1.03
Lessee shall pay Lessor at such place as the Lessor shall designate from time to time in writing, the aforesaid monthly rental payments plus sales or use taxes thereon, without demand, set-off, off-set, counterclaim or deduction of any kind, each in advance due on or before the first day of each calendar month during aforesaid term: Rental for any portion of a calendar month shall be pro-rated on a daily ratable basis.

ARTICLE II
INSURANCE AND INDEMNIFICATION

2.01
Lessee agrees to and shall secure at its expense from a good and responsible company or companies doing business in the State of Florida, and maintain during the entire term of this Lease, the following coverages all of which shall name Lessor as an additional insured:

(1)
fire and extended casualty coverage insurance in an amount not less than one hundred (100%) percent of the value as determined by Lessor in its discretion of the Leased Premises and other improvements installed from time to time in, on or about the Leased Premises.

(2)
Public liability insurance in an amount determined appropriate by the Lessor for loss from an accident resulting in bodily injury to or death of persons, and for loss from an accident resulting in damage to or destruction of property.

(3)	Workers Compensation Insurance as and to the extent required by Florida law.
(4)	Casualty insurance for the replacement value of Lessee’s equipment, furnishing, fixtures, and assets located in, on or about the Leased Premises.
2.02
Lessee shall, on demand provide evidence of such insurance to the Lessor. Each of the policies required of the Lessee shall expressly provide that such policies shall not be canceled or altered without ten (10) days prior written notice to the Lessor.

2.03	Lessee agrees that, in the event of loss due to any of the perils for which it has agreed to provide insurance, Lessee will look solely to its insurance for recovery.
2.04
If the Lessee at any time during the term hereof should fail to secure or maintain the forgoing insurance, the Lessor shall be permitted to obtain such insurance on the Lessee’s name as the agent of the Lessee, and shall be reimbursed by the Lessee for the cost of the insurance premiums. The Lessee shall pay the Lessor interest on paid insurance premiums at the highest lawful rate, computed from the date the premiums have been paid until reimbursement to Lessor has been made.

2.05	Proceeds from any policy or policies relating to coverage of the Leased Premises shall be payable to the Lessor, who shall use such proceeds as provided below.
(1)
If the Leased Premises should be totally destroyed by fire, flood, or other casualty, or if they should be so damaged that rebuilding or repairs cannot reasonably be completed within One Hundred Twenty (120) working days from the date of such loss (within the Lessor’s discretion), then this Lease shall terminate, and rent shall be abated for the unexpired portion of this Lease, effective as of the date of said loss. If rebuilding or repairs can be reasonably completed within One Hundred Twenty (120) working days from the date of said loss (within the Lessor’s discretion), then the Lessor shall, within such time period, undertake to rebuild or repair the Leased Premises and other improvements to substantially the same condition in which they existed prior to such loss, and no adjustment for rent shall be made, unless such repair or rebuilding exceeds the aforesaid One Hundred Twenty (120) day period, in which case rent shall be abated on a daily ratable basis beginning on the first day after the expiration of such One Hundred Twenty (120) day period. If the Leased Premises are partially destroyed so as to render a portion of the Leased Premises untenantable (in Lessor’s discretion), then this lease shall not terminate and Lessor shall undertake to repair or rebuild such portion and rent shall be equitably abated for the untenantable portion until such repair or rebuilding is substantially complete.

2.06
Lessor shall not be liable to Lessee for (i) any accident of damage caused by elevators, heating, plumbing, lighting, electrical, sewer, or other utility lines or fixtures, (ii) any accident, injury, or death occurring in connection with the Leased Premises, (iii) or thefts or losses of or damage to any goods, cash, personal effects, automobiles, or personal property stored or placed by Lessee, or Lessee’s employees, agents, visitors, licensees, or invitees, in, on, or about the Leased Premises. Lessee covenants and agrees to indemnify and hold Lessor harmless from and against any and all claims, damages, liabilities, obligations, expenses, costs, causes of action, or other injuries of every kind and every nature arising out of Lessee’s use and occupancy of the Leased Premises, including but not limited to full indemnification for Lessor’s attorneys fees and expenses, including those incurred in enforcing this indemnification obligation.

ARTICLE III
WASTE AND NUISANCE

3.01
Lessee shall not commit of suffer to be committed any waste on the Leased Premises, nor shall Lessee maintain, commit or permit the maintenance or condition of any nuisance on the Leased Premises or use the Leased Premises for any unlawful purpose or in any way other than as permitted by private and/or public regulations or restrictions.

ARTICLE IV
REPAIRS, MAINTENANCE & UTILITIES

4.01
Lessee shall maintain the Leased Premises and equipment, fixtures, and improvements therein in a condition fit for their intended use and shall make all necessary repairs including all repairs of the Leased Premises and improvements in, on, or about the Leased Premises occasioned by Lessee’s use of the Leased Premises, including but not limited to maintenance and repair of all heating, cooling, ventilation, plumbing, electrical, utility and sewer systems, and all interior and exterior improvements (including parking lot lighting) regardless of the damages, condition, repair, or actions which necessitate the repair or maintenance. Lessor shall repair and maintain at its cost solely the roof, parking lot surface and basic structural components of the building located on the Leased Premises. All other repairs and maintenance shall be performed by Lessee at its sole cost and expense regardless of the events which necessitate the repair or maintenance.

4.02	Lessee shall also have the following affirmative obligations:
(1)	To keep the portion of the leased Premises including parking facilities assigned to Lessee as clean and sanitary as the condition of the premises permits.
(2)	To dispose from the Leased Premises all rubbish, garbage, and other waste in a clean and sanitary manner.
(3)
Not to permit any person on the premises with Lessee’s permission to willfully or wantonly destroy, deface, damage, impair or remove any part of the Leased Premises or the facilities, equipment, improvements, or appurtenances thereto.

(4)	To immediately notify the Lessor of any damage or other condition of the Leased Premises or equipment or improvements therein.
(5)	To pay when due any and all amounts required under any and all shared maintenance, easement, or license agreements to which the Leased Premises are subject.
(6)
To supply the Leased Premises with all utilities required by Lessee for its occupancy and to pay any and all charges related thereto, including the installation, repair, and maintenance of all utility lines, fixtures and equipment.

ARTICLE V
ALTERATIONS, IMPROVEMENTS, AND FIXTURES

5.01
Lessee hereby accepts the Leased Premises and the building in their present condition as suitable for the use intended by Lessee. Lessee shall not alter or improve the Leased Premises without the prior written consent of the Lessor, and any and all alterations, additions, improvements, and fixtures made or placed in or on said premises including floor and wall coverings, lighting fixtures, window blinds and coverings, and installed equipment and fixtures, shall on expiration, or sooner termination of this Lease, belong to the Lessor, without compensation to the Lessee; provided, however, that Lessor shall have the option to be exercised upon expiration or sooner termination of this Lease, to require Lessee to remove any or all of such additions, improvements, or fixtures. It is contemplated that Lessee shall alter, improve, remodel, and reconstruct the Leased Premises and install fixtures and equipment therein all at Lessee’s sole cost and expense and in a manner reasonably acceptable to Lessor for the purpose of meeting Lessee’s needs. Forty Thousand (40,000) square feet of the Leased Premises shall be improved by Lessee within the first two (2) years of the term and the remainder of the Leased Premises shall be improved within two (2) years thereafter. Any and all improvements constructed by Lessee shall be constructed solely through contractors, subcontractors, architects, engineers and similar construction service providers acceptable to Lessor all at Lessee’s sole cost and expense.

5.02
Lessor shall have the right from time to time during the term or any extended term of this Lease to construct in or on the Leased Premises such buildings, improvements, equipment, fixtures, or other facilities as Lessor deems necessary or convenient for Lessor’s purposes.

5.03	The parties specifically covenant and agree that the Lessee shall have the right to affix a sign, logo, or other symbol on the exterior of the building if the following conditions are met:
(1)	Said sign, logo, or symbol is first approved in writing by the Lessor and applicable regulatory agencies; and
(2)
Lessee shall, at Lessee’s expense promptly remove said sign, logo, or other symbol upon expiration of the lease term and repair or restore the exterior of the building to its original state prior to the commencement of the lease term.

ARTICLE VI
TAXES

6.01
During the entire term of this lease, Lessee covenants and agrees to pay any and all special assessments, ad valorem taxes, or other charges and encumbrances of every kind and every nature as may be levied by any and all governmental authorities on the property described in Exhibit A, including but not limited to ad valorem real property taxes. Should Lessee fail to pay said taxes, when due, Lessor shall have the right to pay said taxes on Lessee’s behalf and Lessee shall be obligated to reimburse Lessor for all amounts expended by Lessor plus interest thereon at the highest lawful rate from the date Lessor makes such payments until Lessor is fully reimbursed by Lessee.

ARTICLE VII
QUIET POSSESSION

7.01
Lessor shall on the Commencement Date of the term of this Lease place Lessee in quiet possession of the Leased Premises and shall secure the Lessee in the quiet possession thereof for the aforesaid lease term against all persons lawfully claiming possession during the aforesaid lease term.

7.02
This Lease and any extensions of the term hereof is subordinate to any and all encumbrances given by Lessor to secure funds for any purpose deemed appropriate by Lessor and to any and all renewals, extensions, modifications, replacements, or refinancings thereof. This provision shall be self-operative, and no further instrument of subordination shall be required by any mortgagee or holder of any encumbrance. In confirmation of such subordination, upon Lessor’s request, Lessee shall promptly execute any requisite or appropriate certification or other document. In the event that any proceedings are brought for the foreclosure of any such mortgage or encumbrance, Lessee shall attorn to the purchaser at such foreclosure sale and shall recognize such purchaser as the lessor under this lease, and Lessee hereby waives the provisions of any right to terminate or otherwise adversely affect this lease and the obligations of Lessee hereunder in the event that any such foreclosure proceeding is prosecuted or completed. Lessee hereby covenants and agrees to promptly execute such documents as may be reasonably required to confirm the terms of this section 7.02.

7.03
Lessee agrees at any time and from time to time, upon not less than ten (10) days written notice by Lessor to execute, acknowledge, and deliver to Lessor, a statement in writing (i) certifying that this lease is unmodified and in full force and effect, or if there have been modifications, that this lease is in full force and effect as modified and stating any such modifications; (ii) certifying that Lessee has accepted possession of the Leased Premises; (iii) stating that no rental amounts under this lease have been paid more than thirty (30) days in advance; (iv) stating the address to which notices to Lessee should be sent; (v) certifying that Lessee as of the date of any such certification, has no charge, lien, claim, or set off under this lease or otherwise against the rental amounts due hereunder; and (vi) specifying such default of Lessor, if any, which Lessee may assert.

Lessee further agrees that it will not seek to terminate this lease by reason of any act or omission of Lessor until Lessee shall have given written notice of such act, omission, or default to any mortgagee’s of Lessor from time to time.

7.04
If, in connection with securing financing for the Leased Premises, an institutional lender shall request reasonable modifications of this lease as a condition to such financing, Lessee shall not unreasonably withhold or delay its consent so long as such modifications do not materially increase the obligations of Lessee hereunder and do not materially adversely affect Lessee’s leasehold interest or Lessee’s use and enjoyment of the Leased Premises.

ARTICLE VIII
POSSESSION

8.01
If Lessor shall be unable for any reason whatsoever to deliver possession of the Leased Premises on the Commencement Date of the term hereof, Lessor shall not be liable to Lessee for any damage caused thereby, not shall this Lease thereby become void or voidable, not shall the term hereof be in any way extended, but in any such event, Lessee shall not be liable for any rent herein provided until such time as Lessor can and does deliver possession.

ARTICLE IX
TERMINATION & EXTENSION

9.01
Lessee is hereby granted and shall, if not at the time in default under this Lease, have an option to extend the term of this Lease from the termination date hereon for an additional period of 120 months, but on the same terms, covenants, and conditions herein contained, except that the rent may be increased within Lessor’s discretion, notwithstanding any limitations herein.

9.02
This option shall be exercised only by Lessee’s delivering to Lessor in person or by United States Registered or Certified Mail, written notice of Lessee’s election to extend the term of this Lease, on or before the 180 days prior to the end of the term hereunder.

9.03
In the event Lessee does not extend this Lease as herein provided and holds over beyond the expiration of the term hereof, such holding over shall be deemed a month-to-month tenancy only, at the rent herein provided, payable on the first of each and every month thereafter until the tenancy is terminated in the manner provided by law.

ARTICLE X
SURRENDER OF PREMISES

  10.01  Lessee shall, without demand therefore and at Lessee’s own cost and expense within 3 days after expiration or sooner termination of the term hereof, or of any extended term hereof, remove all property belonging to Lessee (other than fixtures or improvements), repair all damage to the Leased Premises caused by the Lessee, and restore the Leased Premises to the same or better condition they were in at the commencement of this Lease, reasonable wear and tear accepted. Any property not so removed shall be deemed to have been abandoned by Lessee and may be retained of or disposed of by Lessor. Any costs or expense, including attorneys’ fees, incurred by
                 Lessor in removing such property shall be an obligation of the Lessee.

ARTICLE XI
CONDEMNATION

11.01
If, during the term of this Lease or any extension or renewal thereof, all of the Leased Premises should be taken for any public use under any law, ordinance, or regulation or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective as of the date of the taking of the said premises by the condemning authority.

11.02
If less than all of the Leased Premises shall be taken for any public use under any law, ordinance or regulation, or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, then, at the Lessor’s sole and exclusive discretion, this Lease shall either terminate or the Lessor shall forthwith, at Lessor’s sole expense, restore and reconstruct the building and other improvements situated on the Leased Premises, provided such restoration and reconstruction shall make the same reasonably tenantable and suitable for the use for which the premises are leased, and this Lease shall not terminate. During such time as Lessee is unable to maintain possession of any portion the Leased Premises as a result of condemnation, the rent payable hereunder shall be equitably abated as to such portion on a daily ratable basis.

ARTICLE XII
DEFAULTS AND REMEDIES

12.01
If Lessee shall allow the rent to be late more than five (5) days after the date due, or shall remain in default under any other condition of this Lease for a period of ten (10) days after written notice of such default from Lessor, or should any person other than Lessee secure possession of the premises, or any part thereof, by reason of any receivership, bankruptcy proceedings, or other operation of law in any manner, whatsoever, Lessor may its sole and exclusive option, without further notice to Lessee: accelerate the full rental amount due for the remaining term hereof in which event the full rental amount due for the remaining term hereof shall be immediately due and payable in full; terminate this Lease in its entirety; without terminating the lease re-enter and take possession of said premises and remove all persons and property therefrom, without being deemed guilty by any means of trespass, and re-let the premises or any part thereof, for all or any part of the remainder of the lease term, to a party satisfactory to Lessor, and at such monthly rental as Lessor may be able to secure; cure such default on Lessee’s behalf without thereby waiving such default (and Lessor’s cost in undertaking such cure shall bear interest at the highest lawful rate until Lessor is reimbursed in full); or exercise any other rights or remedies as may be available to Lessor under applicable law. Should Lessor take possession and be unable to re-let or should such monthly rental obtained on re-letting be less than the rental Lessee is obligated to pay hereunder, plus the expense of re-letting, including reasonable attorneys’ fees and costs of any additional improvements for such new tenant, then Lessee shall pay the amount of such deficiency to Lessor. It is expressly agreed that in the event of default by Lessee hereunder, Lessor shall have a lien upon all goods, chattels, or personal property of any description belonging to Lessee which are placed in or become a part of the Leased Premises, as security for rent and other obligations due and to become due for the remainder of the current lease term, which lien shall not be in lieu of or in any way affect any statutory Lessor’s lien given by law, but shall be cumulative thereto; and Lessee hereby grants to Lessor a security interest in all such personal property placed in said Leased Premises for such purposes. In the event of Lessor’s default, Lessor may take possession of all of Lessee’s property on the premises and may sell the same at public or private sale after giving Lessee reasonable notice of the time and place of any such sale, for cash or on credit, or for prices and terms as Lessor deems appropriate, with or without having the property present at such sale. The proceeds of such sale will be applied first to the necessary and proper expense of removing, storing, and selling such property, then to the payment of any rent due or costs or expenses or attorneys’ fees incurred by the Lessor or to be due or incurred under this Lease, with the balance, if any, to be paid to Lessee. All rights and remedies of Lessor under this Lease shall be cumulative, and none shall exclude any other right or remedy at law or equity. Such rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefore arises.

12.02
If the Lessor materially defaults in the performance of any term, covenant, or condition required to be performed by Lessor under this Agreement, Lessee shall give Lessor not less than thirty (30) days written notice to Lessor of such default and Lessor shall undertake to cure such default to the reasonable satisfaction of Lessee within said thirty (30) day period or if said cure cannot be reasonably completed within such thirty (30) days Lessor shall commence during said thirty (30) days and diligently pursue thereafter, a resolution of said default reasonably acceptable to Lessee.

ARTICLE XIII
INSPECTION

13.01
Lessee shall permit Lessor and its agents to enter into and upon the Leased Premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining or making repairs or alterations to the building, improvements, fixtures, or equipment therein.

ARTICLE XIV
PARKING

14.01
Lessor shall assign to Lessee that specified number of parking spaces as is reasonably required by Lessee for Lessee’s occupancy which spaces shall be located in the parking lot adjacent to the building affixed to the Leased Premises. Lessor reserves the right from time to time, to designate or specify different parking spaces from those initially assigned. Lessor shall have no liability with respect to automobiles or contents thereof parked in said parking spaces. Lessee shall adhere to and cause all of Lessee’s guests, employees, agents, invitees, and Licensees, to adhere to any and all parking regulations as from time to time established by Lessor. Any parking spaces not assigned to Lessee for its use and occupancy may be used by Lessor for any other use or purpose Lessor deems appropriate.

ARTICLE XV
ASSIGNMENT AND SUBLEASE

15.01	Lessee shall not assign this Lease nor sublet all or any portion of the Leased Premises without the prior written consent of Lessor.
15.02	Lessor is expressly given the right to assign any or all of its interest under the terms of this lease and upon such assignment shall have no further liability or obligation hereunder.
ARTICLE XVI
MISCELLANEOUS

16.01	All notices provided to be given under this Agreement shall be given by Certified Mail or Registered Mail, addressed to the proper party, at the following address:
Lessor’s Address:
Cordova Associates, LLC
Attn: Charles A. Emling, III
605 Chesapeake Dr.
Gulf Breeze, FL 32561

Lessee’s Address:

NT Corporation
815 South Palafox Place
Pensacola, FL 32501

All notices shall be deemed given when deposited in the United States Mail, regardless of whether or not delivery occurs. The aforesaid address may be changed by either party by giving notice such change as set forth herein to the other party, provided that such notice is actually delivered.

16.02
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors-in-interest, and assigns when permitted by this Agreement.

16.03	This Agreement shall be construed under and in accordance with the laws of the State of Florida.
16.04
In case any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Lease shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

16.05
This Lease Agreement constitutes the sole agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter contained herein.

16.06	No amendment, modification, or alteration of the terms hereof shall be binding unless the same is in writing, dated subsequent to the date hereof, and duly executed by the parties hereto.
16.07
The rights and remedies provided by this Lease are cumulative, and the use of any one right or remedy by either party shall not preclude or waive its rights to use any or all other remedies. Such remedies are given in addition to any other rights the parties may have by law, statute, ordinance, equity, or otherwise.

16.08
No waiver of the parties hereto of any default or breach of any term, condition or covenant of this Lease shall be deemed to be a waiver of any other breach of the same or any other term, condition, or covenant contained herein. In the event Lessee breaches any of the terms of this Agreement whereby the Lessor employs attorneys to protect or enforce its rights hereunder and prevails, then the Lessee agrees to pay to the Lessor all reasonable attorneys’ fees so incurred by the Lessor.

16.09
Neither Lessor nor Lessee shall be required to perform any term, condition, or covenant in this Lease so long as such performance is delayed, prevented or frustrated by any acts of God, strikes, walk-outs, material or labor restrictions by any governmental authority, civil riot, floods, and any other cause not reasonably within the control of the Lessor or Lessee, and which, by the exercise of good diligence, Lessor or Lessee is unable, wholly or in part, to prevent or overcome.

16.10	Time is of the essence of this Agreement.
16.11
If Lessor shall convey title to the demised premises pursuant to a sale or exchange of said property, the Lessor shall not be liable to Lessee or any immediate or remote assignee or successor of Lessee as to any act or omission from and after such conveyance.

16.12
RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY HEATH UNIT.

IN WITNESS WHEREOF, the undersigned Lessor and Lessee hereto have executed this Agreement as of the date first written above.

Witness Print Name Susan Forehand Witness Print Name Stephanie Oberhausen Witness Print Name Matthew Durney Witness Print Name Susan Forehand	LESSOR: CORDOVA ASSOCIATES, LLC. By: /s/ Charles A. Emling, III CHARLES A. EMLING, III Managing Member LESSEE: NT CORPORATION By: /s/ Ray Russenberger Ray D. Russenberger, President

STATE OF FLORIDA
COUNTY OF ESCAMBIA

The foregoing instrument was acknowledged before me this 7th day of September, 2000, by CHARLES A. EMLING, III, as its Managing Member of CORDOVA ASSOCIATES, LLC, who ( ) is personally known to me or ( ) has produced a driver’s license as identification and has not taken an oath.

                                       /s/ Susan Forehand
NOTARY PUBLIC-STATE OF FLORIDA
Commission No.: CC707094
Expiration Date: 2-6-02

STATE OF FLORIDA
COUNTY OF ESCAMBIA

The foregoing instrument was acknowledged before me this 7th day of September, 2000, by Ray D. Russenberger, as President of NT Corporation, and who ( ) is personally known to me or ( ) has produced a driver’s license as identification and has not taken an oath.

                                        /s/ Susan Forehand
NOTARY PUBLIC-STATE OF FLORIDA
Commission No.: CC707094
Expiration Date: 2-6-02